SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT

Pursuant to Section 14 or 15(d) of the
Securities Exchange Act of 1934

            Date of report (Date of earliest event reported):                                                           September 9, 2008

TANDY LEATHER FACTORY, INC.
(Exact Name of Registrant as Specified in Its Charter_

Delaware
(State or Other Jurisdiction of Incorporation)

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

STOCK REPURCHASE

Effective January 1, 2007, The Leather Factory, Inc. Employees’ Stock Ownership Plan (the “ESOP”) terminated. On the date of its termination, the ESOP held 929,069 shares of Tandy Leather Factory, Inc. common stock.

On September 9, 2008, in connection with the distribution of the shares of Company common stock held by the ESOP following its termination to the ESOP participants, the Board approved a limited stock repurchase plan (the “Plan”) whereby all ESOP participants who are not executive officers of the Company (“Non-Officer Participants”) will have the option to sell the shares of Company common stock distributed to them from the ESOP, back to the Company. The option will remain open to the Non-Officer Participants for a period of sixty days beginning on September 26, 2008 and ending on November 25, 2008. The purchase price of the shares will be calculated at a price-per-share equal to the closing price of a share of the Company’s common stock on the American Stock Exchange on the business day the Non-Officer Participant notifies the ESOP administrator of his or her intent to sell his or her shares to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    TANDY LEATHER FACTORY, INC.

Date: October 14, 2008                                                      By: /s/ Ron Morgan
     Ron Morgan, Chief Executive Officer